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                      AMENDED AND RESTATED DEVELOPMENT AND
                           CONSTRUCTION LOAN AGREEMENT


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                                October 31, 2000










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                                TABLE OF CONTENTS

Section                                                                     Page

1.  Amount of Loan.............................................................2

2.  Note and Security..........................................................2

3.  Release of Letter of Credit................................................3

4.  Initial Disbursement.......................................................3

5.  Procedure and Policy for Loan Advances.....................................3
     5.1  Proof of Improvements................................................3
     5.2  Affidavits of Materialmen............................................4
     5.3  Overall Cost Breakdown...............................................4
     5.4  Lien Waivers.........................................................4
     5.5  Purpose of Subsequent Advances.......................................4
     5.6  New Sections of Lots.................................................4
     5.7  Special Limitations..................................................5
     5.8  Sufficient Funds for Lot Sections....................................5
     5.9  Optional Disbursement of Funds Through Title Company.................5
     5.10  Disbursement by Bank to Contractors and Subcontractors..............5
     5.11  Limitations; Holdback...............................................6
     5.12  Sufficient Funds for Completion.....................................6
     5.13  Release of Retained Funds...........................................6
     5.14  Frequency of Advances...............................................6
     5.15  Limitation on Aggregate Amount of Advances..........................7
     5.16  Inspection Fees.....................................................7
     5.17  Lot Releases........................................................7
     5.18  Loan Fee............................................................7

6.  Conditions Precedent to Initial and Subsequent Advances....................7
     6.1  Initial Advance......................................................7
     6.2  Subsequent Advances.................................................10

7.  Covenants of Borrowers and Guarantors.....................................10

8.  Representations and Warranties............................................13
     8.1  Corporate Existence of Borrowers; Ownership.........................13
     8.2  Corporate Existence of Income Fund..................................13
     8.3  Authorization and Execution.........................................13
     8.4  Enforceability......................................................13
     8.5  No Liens............................................................13

                                TABLE OF CONTENTS

Section                                                                     Page

     8.6  No Litigation.......................................................14
     8.7  Zoning and Permits..................................................14
     8.8  Plans and Specifications............................................14
     8.9  Restrictions on Transfer............................................14
     8.10  Tax Returns........................................................14
     8.11  Truthfulness of Statements.........................................14
     8.12  Utility Services...................................................14
     8.13  Access ............................................................15
     8.14  Environmental Matters..............................................15
     8.15  Purposes of Disbursements..........................................15
     8.16  Declaration and Common Areas.......................................16

9.  Events of Default.........................................................17
     9.1  Monetary Default....................................................17
     9.2  Nonmonetary Default.................................................17
     9.3  Breach of Covenant..................................................17
     9.4  Cross Default.......................................................17
     9.5  Interruption of Construction........................................17
     9.6  Bankruptcy..........................................................17
     9.7  Death of Nichols....................................................17

10.  Partial Release..........................................................18

11.  Miscellaneous............................................................18
     11.1  Delivery of Materials..............................................18
     11.2  No Waiver; Cumulative Remedies.....................................18
     11.3  Construction.......................................................18
     11.4  Survival of Agreements.............................................19
     11.5  Successors.........................................................19
     11.6  Counterparts.......................................................19
     11.7  Cost of Loan.......................................................19
     11.8  Guaranty...........................................................19
     11.9  Notices............................................................20

                                    EXHIBITS

Description                                                              Exhibit

Legal Description of Fawn Lake Land............................................A
Legal Description of Lake Forest II Land.......................................B
Initial Disbursement...........................................................C
Cost Budget for Project........................................................D
Minimum Release Price..........................................................E

                      AMENDED AND RESTATED DEVELOPMENT AND
                           CONSTRUCTION LOAN AGREEMENT

     THIS AMENDED AND RESTATED DEVELOPMENT AND CONSTRUCTION LOAN AGREEMENT ("Agreement") is made and entered into and effective as of the 31st day of
October, 2000, by and among: (i) NTS/VIRGINIA DEVELOPMENT COMPANY ("NTS/Virginia"), a Virginia corporation, whose address is 11300 Long Street Drive, Spotsylvania, Virginia 22555, and NTS/LAKE FOREST II RESIDENTIAL CORPORATION, a Kentucky corporation ("NTS/Lake Forest II"; NTS/Virginia and NTS/Lake Forest II are sometimes hereinafter collectively referred to as the "Borrowers"), (ii) THE PROVIDENT BANK ("Bank"), an Ohio banking corporation, whose address is One East Fourth Street, Cincinnati, Ohio 45202, and (iii) J.D. NICHOLS ("Nichols"), an individual of Louisville, Kentucky, and NTS MORTGAGE INCOME FUND ("Income Fund"), a Delaware corporation (Nichols and Income Fund are sometimes hereinafter collectively referred to as the "Guarantors").

     RECITALS:

     A. NTS/Virginia owns and is developing a residential and golf course community known as Fawn Lake (the "Fawn Lake Project"), on land located in Spotsylvania County, Virginia, as more fully described on Exhibit A attached hereto and made a part hereof (the "Fawn Lake Land"), in accordance with plans and specifications which have been provided to Bank (the "Fawn Lake Plans and Specifications").

     B. Bank has previously extended a revolving credit loan to NTS/Virginia in an amount not to exceed Ten Million Seven Hundred Thousand Dollars ($10,700,000.00) (the "Fawn Lake Loan"), which Fawn Lake Loan is evidenced by a Revolving Promissory Note dated December 30, 1997, and which Fawn Lake Loan is secured by a Deed of Trust and Security Agreement pertaining to the Fawn Lake Land and all improvements thereon, and such other security documents as are described in a Development and Construction Loan Agreement among NTS/Virginia, Bank and Guarantors dated as of December 30, 1997.

     C. NTS/Lake Forest II owns and is developing a residential community known as Lake Forest (the "Lake Forest II Project) (the Fawn Lake Project and the Lake Forest II Project are sometimes hereinafter collectively referred to as the "Projects"), on land located in Jefferson County, Kentucky, as more particularly described on Exhibit B attached hereto and made a part hereof (the "Lake Forest II Land") (the Fawn Lake Land and the Lake Forest II Land are sometimes hereinafter collectively referred to as the "Land"), in accordance with plans and specifications which have been provided to Bank ("Lake Forest II Plans and Specifications").

     D. Bank of Louisville, a Kentucky banking corporation ("Bank of Louisville") has previously extended a revolving credit loan to NTS/Lake Forest II in an amount not to exceed Eight Million Dollars ($8,000,000.00) (the "Lake Forest II Loan"), which Lake Forest II Loan is evidenced by a Revolving Promissory Note dated January 6, 1998, and which Lake Forest II Loan is secured by a

Mortgage and Security Agreement (Fixture Filing Statement) pertaining to the Lake Forest II Land and all improvements thereon, and such other security documents as are described in a Revolving Loan Development Agreement between Bank of Louisville and NTS/Lake Forest II dated January 6, 1998.

     E. Bank has now agreed to extend a revolving credit loan to Borrowers in a total amount not to exceed Eighteen Million Dollars ($18,000,000.00) (the "Loan"), which Loan represents a consolidation of both the Fawn Lake Loan and the Lake Forest II Loan, and which Loan shall be secured by a first priority mortgage lien upon and security interest, in both the Fawn Lake Project and the Lake Forest II Project, all in accordance with the terms and conditions of this Agreement.

     AGREEMENT:

     NOW, THEREFORE, to induce Bank to make the Loan, and in consideration thereof, and in order to provide a contractual commitment for the making of future advances under the provisions of Virginia and Kentucky law, Borrowers, Bank and Guarantors hereby agree as follows:

     1. AMOUNT OF LOAN. Borrowers may borrow and reborrow from Bank, and Bank agrees, in its sole discretion, to lend and relend to Borrowers from time to time in accordance with the terms and provisions of the "Note" (as hereinafter defined) and this Agreement, sums not to exceed Eighteen Million and 00/100
Dollars ($18,000,000.00) outstanding at any time ("Maximum Credit"). Notwithstanding the foregoing, in no event shall the total outstanding advances under the Loan exceed the "Maximum Amount of Available Credit" (as hereinafter defined). The "Maximum Amount of Available Credit" shall be an amount equal to the lesser of (i) seventy-five percent (75%) of the then current total aggregate appraised value of the Projects, or (ii) the following:

              Year 1 (through December 31, 2000):    $18,000,000.00
              Year 2 (through December 31, 2001):    $ 16,500,000.00
              Year 3 (through December 31, 2002):    $ 11,000,000.00
              Year 4 (through December 31, 2003):    $   7,000,000.00
              Year 5 (through December 31, 2004):    $   4,000,000.00

     2. NOTE AND SECURITY. The Loan will be evidenced by that certain Revolving Promissory Note of even date herewith, made by Borrowers payable to the order of Bank in the face principal amount of Eighteen Million Dollars ($18,000,000.00) (the "Note"), and shall be secured by all of the following: (i) a first priority mortgage lien upon, and a first priority security interest in, the Fawn Lake Project, pursuant to that certain Credit Line Deed of Trust and Security Agreement dated December 30, 1997, of record in Deed Book 1521, Page 447 in the Office of the Recorder of Spotsylvania County, Virginia, and pursuant to a Conditional Assignment of Leases, Rents, Contracts, Income and Proceeds dated December 30, 1997, of record in Deed Book 1521, Page 501 in the aforesaid Office, both as amended by an Amendment to Security Documents of even date herewith; (ii) a first priority mortgage lien upon, and a first priority security interest in, the Lake Forest II Project, pursuant to that certain
Mortgage and Security Agreement (Fixture Filing Statement) dated January 6, 1998, of record in Mortgage Book 4555, Page 594, in the Jefferson County Clerk's office, and pursuant to that certain Assignment of Rents and Leases dated January 6,

1998, of record in Deed Book 6983, Page 662, in the aforesaid Office, both as amended by an Amendment to Security Documents of even date herewith, both of which were assigned by Bank of Louisville to Bank pursuant to an Assignment of even date herewith; (iii) Stock Pledge Agreements made by Income Fund in favor of Bank, pertaining to all of the issued and outstanding shares of stock of Borrowers (the "Stock Pledge Agreements"); (iv) a $2,000,000 Letter of Credit (the "Letter of Credit") issued for the benefit of Bank by a financial institution (the "Letter of Credit Bank") satisfactory to Bank; (v) a first priority security interest in all personal property, agreements, and intangibles pertaining to the Fawn Lake Project, including, but not limited to, all accounts receivable, golf and pro-shop inventory and equipment, golf carts, signage, licenses, permits, historical use agreements, and all rights of Borrowers as the "developer" of the Projects, pursuant to Security Agreements; (vi) two separate Guaranty Agreements of even date herewith, made by Guarantors in favor of Bank (collectively, the "Guaranty Agreements"); (vii) various UCC-1 Financing Statements (the foregoing Deed of Trust, the Mortgage, the Assignments, the Stock Pledge Agreement, the Letter of Credit, the Security Agreement, the
Guaranty Agreements, the Fixture Filings, and the Financing Statements are hereafter collectively referred to as the "Security Documents"), and by Environmental Indemnity Agreements from Borrowers and Guarantors pertaining to the Fawn Lake Project and the Lake Forest II Project, respectively (the "Environmental Agreements"). The Security Documents, together with the Note, the Environmental Agreements and this Agreement, all as the same may be further amended, extended or modified, are sometimes hereinafter collectively referred to as the "Loan Documents."

     3. RELEASE OF LETTER OF CREDIT. Bank agrees that it shall release the Letter of Credit and return the original thereof to Borrowers at such time as the total outstanding advances under the Loan are equal to or less than Eight Million Dollars ($8,000,000.00); provided, however, that upon a release of the Letter of Credit, the Maximum Amount of Available Credit shall thereafter be $8,000,000.00, or such lesser amount as is set forth in Section 1 above. Bank further agrees that prior to drawing the Letter of Credit, Bank will give Borrowers written notice of any "Default" (as hereinafter defined) to Borrowers, and shall give Borrowers a period of thirty (30) days following Borrowers' receipt of such notice within which to cure such Default.

     4. INITIAL DISBURSEMENT. As of the date of this Agreement, Bank has made an initial disbursement of loan proceeds as described on Exhibit C attached hereto and made a part hereof, and Borrowers expressly acknowledge the receipt thereof.

     5. PROCEDURE AND POLICY FOR LOAN ADVANCES. The procedure and policy for making Loan advances for either or both of the Fawn Lake Project and the Lake Forest II Project, subject to satisfaction of the conditions precedent in
Section 6, shall be as follows:

     5.1 Proof of Improvements. The applicable Borrower shall submit an AIA form G-702 Application and Certificate for Payment, and AIA form G-703 Continuation Sheet certified by the applicable Borrower, the applicable Project Architect, if any, and the applicable General Contractor, if any, for the applicable Project, pertaining to the ongoing development of the applicable Project, including the construction on the applicable Land of residential subdivision sections, common area amenities, and other improvements in accordance with the applicable Plans and Specifications (collectively, the "Improvements"), indicating that they have inspected the Improvements and agree that the Improvements, the cost of which payment is being requested, have been installed on the Land.

     5.2 Affidavits of Materialmen. Borrowers shall submit, with each advance request, original or certified copies of affidavits listing the name, trade and requested materialman who has done work or supplied materials to the applicable Project for the Improvements, and invoices from suppliers and contractors/subcontractors, which contain each of the following: (i) name of supplier, contractor/subcontractor; (ii) address of supplier, contractor/subcontractor; (iii) date of invoice; (iv) identification of applicable Project; and (v) amount and itemized list of materials supplied or work performed.

     5.3 Overall Cost Breakdown. Borrowers shall submit an overall cost breakdown for both of the Projects, including all construction soft costs, in an AIA G-703 format.

     5.4 Lien Waivers. After the first advance of Loan proceeds, Borrowers shall submit lien waivers for each contractor/subcontractor or material supplier corresponding to the disbursements made for the immediately prior advance and corresponding to the invoices, and an AIA form G-703 for such advance, which shall verify that such contractors/subcontractors and material suppliers have been paid up to the amounts set forth on such invoices and such AIA form G-703.

     5.5 Purpose of Subsequent Advances. After the first advance of Loan proceeds, advances under the Loan shall be made only to fund those costs and expenses related to continued development and operation of the Projects, including, but not limited to, the following: Fawn Lake Country Club clubhouse; operating deficit at Lake Forest Country Club; Texas Gas line repairs at the Lake Forest golf course (not to exceed $150,000); preliminary clearing and grading; lot development costs; architectural and engineering fees; common area development costs; property taxes; liability insurance; all-risk insurance on the Fawn Lake sales center and guard house; marketing and overhead expenses; interest expenses related to the Loan; and operating deficits relating to the operation of the "Homeowner's Associations" (as hereinafter defined) and the Fawn Lake golf course.

     5.6 New Sections of Lots. Prior to any advance for development of a new section of lots in either Project, Bank shall be satisfied that sufficient unadvanced Loan funds and/or other revenue sources exist for the completion of development (i.e., site preparation) of such new lot section. With respect to the Fawn Lake Project, NTS/Virginia must have obtained "Lot Reservations" for a minimum of 80% of the total development cost of each new phase prior to the commencement of construction of each such new phase. The term, "Lot Reservation," shall mean a binding written agreement for the sale of a lot to a third party purchaser, with such third party purchaser having paid a good faith deposit of at least One Thousand Dollars ($1,000.00). Notwithstanding the foregoing, prior to obtaining the required Lot Reservations for a new phase of the Fawn Lake Project, NTS/Virginia may request disbursements of the Loan which in the aggregate may not exceed the lesser of $150,000, or 16% of the total development costs with respect to such new phase, in order to pay for predevelopment costs and expenses, including, but not limited to, engineering costs, presale marketing, preliminary clearing, grading, roadway, and utility construction costs.

     Also with respect to the Fawn Lake Project, a maximum of up to $2,300,000 of the Loan may be disbursed for construction of the Fawn Lake Country Club, Phase I. No further disbursements may be made for Phases II and III without Bank's prior specific written approval.

     With respect to the Lake Forest II Project, NTS/Lake Forest II can have a maximum of ninety (90) lots developed or under development in the Lake Forest
II Project at any one time.

     5.7 Special Limitations. Disbursements of the Loan for General Overhead and MIF Expenses shall be limited, as follows: Bank has initially allocated $400,000 of the Loan for General Overhead and MIF Expenses for the first three (3) months of the term of the Loan. Thereafter, as long as there are funds allocated to the General Overhead and MIF Expenses category of Borrowers' budget as a result of the sales of "Lots" as described in Section 5.17, Borrowers may request and receive disbursements of the Loan for General Overhead and MIF Expenses. If there are no funds allocated to the General Overhead and MIF Expenses category of Borrowers' budget at the time of Borrowers' request for an advance for such items, than Borrowers shall not be entitled to receive such disbursement, and Borrowers must pay for such items from their own funds. If subsequent closings of Lot sales result in the allocation of additional funds to the General Overhead and MIF Expenses category, Borrowers shall then be entitled to the disbursement by Bank of one (1) previous month's General Overhead and MIF Expenses plus the then-current month (for a maximum of two (2) months).

     5.8 Sufficient Funds for Lot Sections. In the event Bank determines that there are insufficient funds to complete a new section of lots in either Project under construction, or that the value of Borrowers' lot inventory either under development or fully developed is less than $5,000,000.00 as calculated on a gross retail basis, than Bank shall not be obligated to make any further advances under the Loan, and Bank shall have the option to require that Borrowers deposit funds with Bank within fifteen (15) days following receipt of written notice from Bank which are sufficient to complete construction of any lot section then under development.

     5.9 Optional Disbursement of Funds Through Title Company. Bank hereby reserves the right to disburse all loan proceeds through the title insurance company providing the title policy as set forth in Section 6.1(d), at Borrowers' expense.

     5.10 Disbursement by Bank to Contractors and Subcontractors. Subject to Borrowers' prior right not to pay a claim, and provided Borrowers have provided written notice of such dispute to Bank, which claim is disputed in good faith, Bank shall have the right to pay any contractor/subcontractor or supplier directly without Borrowers' consent, and to charge the amount of such payment to Borrowers' account as though such amount had been advanced pursuant to request by Borrowers, if such disbursement is deemed necessary by Bank to aid in the progress of construction. Bank shall, in no event, be responsible or liable to any person other than Borrowers for its disbursement of or failure to disburse the Loan proceeds or any part thereof, and no contractor, subcontractor, supplier or laborer shall have any right or claim against Bank under this Agreement or by virtue of Bank's administration hereof.

     5.11 Limitations; Holdback. Each request for advance submitted by Borrowers shall constitute a representation that the work and materials for which payment is being requested have physically been incorporated into the Improvements, free of any security interest, lien or encumbrance other than the liens in favor of Bank created as security for the Loan. The amount to be disbursed by Bank on the date set for each disbursement shall be an amount equal to that percent of the total construction work to be done that has been completed to date in accordance with the Plans and Specifications for the Projects, less the total amount disbursed by Bank prior to the disbursement date, less five percent (5%) thereof as a retainer. Notwithstanding the foregoing, nothing herein shall obligate Bank to disburse any portion of the Loan for work performed where such disbursement request is for amounts in excess of the amounts set forth on the cost budget required to be provided to Bank, a copy of which is attached hereto as Exhibit D.

     5.12 Sufficient Funds for Completion. Borrowers shall provide such evidence as is satisfactory to Bank to establish that there are sufficient funds available under the Loan to complete the Improvements. In connection therewith, Bank may require that either: (i) within fifteen (15) days after notification, Borrowers deposit funds into the "UBA," as hereinafter defined, into which Bank may disburse all Loan proceeds for the purpose of segregating such funds for the construction of the Improvements, in an amount which is necessary in addition to the Loan to complete the Improvements; and/or (ii) a sufficient amount be retained from the Loan proceeds to assure, at all times, that the construction of the Improvements can be completed.

     In order to determine whether additional funds shall be required under this
Section 5.12, Bank shall determine: (i) whether the costs to complete the Improvements and pay all Project related costs and expenses exceed the amounts budgeted therefor as set forth in Exhibit D, after a review of Borrowers' requests for advances of Loan proceeds and Bank's construction reports; and/or
(ii) whether the sale of Project lots and the corresponding production of income from such sales, after consideration of Loan debt service costs, costs of sales, and the Project operating expenses, is sufficient to (a) repay the Loan, and (b) establish that the Project's interest reserve, as described on Exhibit D, is sufficient to service the Loan to maturity, based upon Bank's then-revised sales projections. In making such determination, Bank shall give appropriate consideration to any cost savings realized by Borrowers during construction in regard to the amounts budgeted therefor.

     5.13 Release of Retained Funds. The funds retained from the Loan proceeds to assure the completion of the construction of the Improvements shall be advanced to Borrowers upon final acceptance of the work by Bank or its representative and the delivery to Bank of all of the affidavits, certificates, waivers, releases and receipts required under this Agreement and/or under Virginia or Kentucky law, to protect the Land and Improvements and the Deed of Trust and the Mortgage against mechanics liens.

     5.14 Frequency of Advances. Loan advances shall be made not more than once a month.

     5.15 Limitation on Aggregate Amount of Advances. In no event shall the total aggregate amount of advances disbursed pursuant to the Loan exceed Forty Million Dollars ($40,000,000.00).

     5.16 Inspection Fees. At Bank's option, from and after an Event of Default, Bank may consign an independent contractor to make such reasonable inspections of the Projects as Bank deems necessary. Borrowers shall pay the costs of such inspections and Bank's reasonable out-of- pocket expenses incurred in connection therewith, promptly upon receipt of an invoice therefor.

     5.17 Lot Releases. As individual "Lots" in the Projects are ready to be sold, Bank hereby agrees to provide a partial release from the lien of the Deed of Trust or Mortgage, as the case may be, upon payment to Bank of an amount equal to the greater of (i) ninety-one percent (91%) of the gross sales price of such Lot, less discounts, or (ii) eighty-five percent (85%) of the original sales price of such Lot as quoted by Borrowers and approved by Bank. The entire amount of such payments to Bank shall be applied as a reduction of principal on the Loan; provided, however, that sixteen percent (16%) of such payments shall be allocated to the category in Borrowers' budget for future General Overhead and MIF Expenses. Bank shall not be required to release any Lot from the lien of the Deed of Trust and/or Mortgage if an Event of Default exists under the Loan Documents. The term, "Lot," as used in this Section 5.17 and elsewhere in this Agreement, shall be deemed to mean lots as shown on recorded plats of the Land that have been filed of record in the applicable jurisdiction.

     5.18 Loan Fee. Borrowers shall pay Bank a loan fee in the amount of three-fourths of one percent (3/4%) of each advance made hereunder attributable to the Fawn Lake Project, and a loan fee in the amount of one-quarter of one percent (1/4%) of each advance made hereunder attributable to the Lake Forest II Project, at the time of each such advance; provided, that such fee shall be waived as to the initial amount disbursed to pay off the Bank of Louisville loan secured by a lien on the Lake Forest II Project.

     6. CONDITIONS PRECEDENT TO INITIAL AND SUBSEQUENT ADVANCES.

     6.1 Initial Advance. Prior to the making of the initial advance of the Loan, Bank shall have received the following, all of which shall be satisfactory to Bank:

     (a) Bank's appraisal fee, inspection fees, environmental review fees, survey fees, title insurance or review fees, legal fees, settlement fees and recording fees, if any, and other out-of- pocket expenses and customary and usual fees incurred by Bank, but chargeable to Borrowers in accordance with the terms hereof;

     (b) Corporate resolutions of Borrowers, authorizing the Loan and the execution and performance by Borrowers of their respective obligations under the Loan Documents; corporate resolutions of Income Fund, authorizing the execution and performance by Income Fund of the Loan Documents to which it is a party; and consent resolutions of the "Joint Venture" (as hereinafter defined), authorizing the execution and delivery of the agreement referred to in Section 6.1(s) below;

     (c) Executed originals of the Loan Documents;

     (d) Title insurance commitments from a title insurance company (or companies) acceptable to Bank ("Title Company") for the issuance of an ALTA mortgagee's title insurance policy in the amount of the Loan, and copies of the source of title document(s) and all exception documents described or referred to therein, evidencing that title to the Land is marketable and free from liens and encumbrances, without exception as to survey or mechanic's liens, and containing a pending disbursements clause and other endorsements requested by Bank (including, but not limited to, a Mortgagee's Comprehensive Endorsement), all in a form satisfactory to Bank;

     (e) Evidence that the Projects (specifically including the lake contained within the Fawn Lake Project) are in full compliance with all applicable licensing, building permits, zoning and building laws, ordinances and regulations, sewer and utility regulations pertaining to availability, and other legal requirements, including all applicable federal, state and local laws, regulations and requirements, including environmental matters affecting property and wetlands requirements, and including all requirements pursuant to any historical use agreements. Borrowers agree to secure or cause to be secured at their cost, from all applicable governmental agencies, all permits and approvals necessary or advisable to be secured to permit the operation of the Projects and completion of the Improvements. Bank may engage independent persons or entities, at Borrowers' expense, to verify that all such permits and approvals have been secured and are being complied with, after written notice to Borrowers and Borrowers' failure to provide appropriate verification within ten (10) days thereafter;

     (f) With respect to the Fawn Lake Project, all agreements and documents relating to the Fawn Lake Homeowner's Association, and all agreements relating to any easement, covenant, or restriction for the Fawn Lake Project, including, but not limited to, any agreement relating to (i) the dam, flood control, erosion control, or recreation, (ii) ingress, egress, utilities and permanent and temporary construction easements, (iii) golf course operation and use, including agreements which evidence proper access for golf carts, maintenance equipment, and golfers, any agreements covering water and irrigation, any marketing or other agreement with Palmer Golf Course Design, and any equipment lease for golf carts of maintenance equipment, (iv) historical use and environmental impact agreements, and (v) community standards agreements, minimum and maximum building lot sizes, minimum and maximum building square footage agreements, setback, etc.

     (g) A preliminary survey of the new clubhouse being constructed at the Fawn Lake Project certified by a licensed surveyor, showing the location and any and all improvements located thereon, in form and substance satisfactory to Bank, including certification that no portion of the Fawn Lake Land needed for construction is in a HUD-designated flood hazard area, and prepared in a fashion sufficient for the Title Company to delete the survey exception from its title commitment;

     (h) Evidence satisfactory to Bank that builder's risk, liability and multi-peril insurance policies are being carried on the Projects (specifically including the Fawn Lake community center, sales center, maintenance and guard houses) in such amounts as are acceptable to Bank (but for no less than the outstanding Loan amount), and naming Bank as an additional insured, mortgagee and Bank loss payee, and which insurance shall provide for at least 30 days advance notification to Bank prior to any cancellation, nonrenewal or amendment of such policy(ies);

     (i) A complete cost breakdown for the Projects in trade breakdown form from each of Borrowers' contractors, itemizing the hard cost components of the Improvements, construction period interest costs, all other soft costs, work to be performed and the subcontractors and material suppliers, a copy of which breakdown shall be attached hereto as Exhibit D;

     (j) Plans and Specifications for both Projects;

     (k) Executed copies of all contracts and subcontracts which have then been let for the construction of the Improvements;

     (l) All documents required under this Agreement, and reports which are satisfactory to Bank from qualified consultants regarding the lake contained within the Fawn Lake Project, soil, wetlands and flood conditions, and hazardous waste and environmental matters;

     (m) Evidence of the availability of the following utilities to the boundary of the Land: electric, water, sanitary sewers, and telephone;

     (n) Certified copies of Articles of Incorporation and Certificates of Good Standing issued by the Secretary of State of Virginia for both NTS/Virginia and Fawn Lake Community Association (the "Fawn Lake Homeowner's Association");

     (o) Certified copies of Articles of Incorporation and certificates of Good Standing issued by the Secretary of State of Kentucky for both NTS/Lake Forest II and NTS/Lake Forest II Homeowners Association (the "Lake Forest II Homeowner's Association"; the Fawn Lake Homeowners Association and the Lake
Forest II Homeowner's Association are sometimes hereinafter collectively referred to as the "Homeowner's Associations");

     (p) Certified copies of Income Fund's Articles of Incorporation, and a Certificate of Good Standing of Income Fund issued by the Secretary of State of Delaware;

     (q) An opinion of counsel for Borrowers, and an opinion of counsel for Income Fund, which opinion letters shall include the following: Borrowers/Income Fund has the unrestricted right to execute all the Loan Documents; Borrowers and Guarantors have not executed any document of any kind which would prohibit the execution of the Loan Documents; the execution, delivery, and performance of the Loan Documents have been authorized by all necessary actions; the Loan Documents are valid and binding upon Borrowers and Guarantors and are enforceable in accordance with their terms, subject to the laws of bankruptcy and principles of equity affecting creditors' rights generally; the Loan is not usurious; Borrowers and Guarantors are not a party to any lawsuit or other proceeding for the collection of money, and have no knowledge of circumstances which might give rise to such a lawsuit or other proceeding; Borrowers/Income Fund are properly organized under the laws of the Commonwealths of Virginia and Kentucky and State of Delaware respectively; specifically confirming the representations and warranties contained in Section 8.4; and such other matters as Bank's counsel may require;

     (r) Narrative appraisals of the Land and Improvements by an appraisers acceptable to Bank, in form and content satisfactory to Bank;

     (s) An agreement made by Orlando Lake Forest Joint Venture, a Florida joint venture, and an affiliate of Borrowers, in favor of Bank, pursuant to which such Joint Venture agrees that at such time as the current outstanding mortgage made by such Joint Venture in favor of Bank of America has been paid in full, such Joint Venture shall remit fifty percent (50%) of the net sales proceeds realized by such Joint Venture from sales of lots in the Orlando Lake Forest Project to Bank, to be applied as a prepayment of the Loan; and

     (t) Such other documents, instruments, opinions or assurances as Bank or its counsel may request.

     6.2 Subsequent Advances. In addition to the requirements of Sections 5 and 6.1, the following shall be additional conditions precedent to each advance after the first advance:

     (a) Borrowers shall not be in default in the performance of the terms and provisions of the Loan Documents;

     (b) Bank shall have received notice of title continuation or an endorsement to the title insurance policy insuring the Deed of Trust and the Mortgage, to the effect that since the date of the last preceding continuation or endorsement, there has been no change in the state of title to the Land from the state of title insured under such policy other than sales of lots as permitted pursuant to the Deed of Trust and the Mortgage and such easements and restrictions as are normal and customary in connection with the continuing development of the Land, and which shall have the effect of increasing the coverage of such policy by the amount of the advance then being made without any further exception; and

     (c) neither Borrowers nor Guarantors shall have experienced, in the opinion of Bank, any "material adverse change in financial condition or creditworthiness," which shall mean a reduction in net worth of twenty percent (20%) or more.

     7. COVENANTS OF BORROWERS AND GUARANTORS. Borrowers (and Guarantors, as applicable) hereby covenant with Bank that Borrowers (and Guarantors, as applicable) shall:

     (a) pay promptly when due all claims for labor and materials and prevent the filing of liens therefor against the Land and Improvements, provided Borrowers need not pay such claims so long as the validity thereof is being contested in good faith and provision for the payment thereof is made by Borrowers in form and manner satisfactory to Bank;

     (b) use the Loan proceeds solely for the payment of costs and expenses which constitute Project costs, as contemplated by the Plans and Specifications or otherwise under this Agreement;

     (c) permit the duly authorized agents of Bank at any reasonable time to enter upon and inspect the Land and Improvements, and all applicable books and financial records of Borrowers for purposes of assisting Bank in determining whether or not any particular advance of Loan proceeds should be made, or otherwise;

     (d) comply with all laws, ordinances or other governmental regulations affecting the Land or the construction of the Improvements;

     (e) maintain with Bank an unfinished building account (the "UBA") into which Bank may disburse the proceeds of the Loan, to the extent that such disbursements are not made directly to Borrowers or Title Company;

     (f) upon demand by Bank, pay all costs and expenses required to satisfy the conditions of this Agreement, including, without limiting the generality of the foregoing, the following:

          (1) all taxes and recording expenses, including stamp, intangibles and documentary taxes, if any,

          (2) the fees and commissions lawfully due to brokers in connection with this transaction, including, but not limited to, the acquisition of the Land,

          (3)  fees  for  title   insurance,   title  updates,   appraisals  and
     out-of-pocket expenses of Bank, and

          (4) all fees and expenses of representatives of Bank and counsel for Bank in connection with the Loan;

     (g) at all times during the term of this Agreement, comply with all applicable federal, state, and local laws, regulations, administrative rulings, orders, ordinances, and the like, pertaining to Borrowers or the Land or the construction of the Improvements, including, but not limited to, all historical use agreements and all laws and regulations pertaining to wetlands;

     (h) indemnify and hold harmless Bank against liability relating to brokerage fees and other reasonable matters prescribed by Bank;

     (i) deliver to Bank, in addition to the financial  information set forth in
Section 3.8 of the Deed of Trust, the following:

          (1) Within 45 days of the end of each of its fiscal quarters, Borrowers shall each send to Bank quarterly and year-to-date "Financial Statements," which may be internally prepared. The term, "Financial Statements," shall include a balance sheet, income statement, a comprehensive analysis which explains cash flows for each income property, and itemizations and explanations of all capitalized items and inventory valuations.

          (2) Beginning with the year ending on December 31, 2000, and for each successive year in which Borrowers have outstanding financial commitments to Bank, within ninety (90) days thereafter (i.e., by March 31st), Bank shall receive year-end (annual) Financial Statements for Borrowers and their affiliates which have been audited by Borrowers' certified public accounts, except that upon delivery of written notice to Borrowers by Bank, such Statements shall be reviewed statements from Borrowers' certified public accountants rather than audited statements from Borrowers' certified public accountants.

     (3) Monthly operating statements with respect to the Projects, and such other information as may be requested by Bank from time to time, in form and substance satisfactory to Bank.

     Two (2) copies of the above information shall be sent to Bank as follows:

                  1 copy to:                The Provident Bank
                                            Three East Fourth Street
                                            Cincinnati, Ohio 45202
                                            Attention:  Mr. Brent E. Johnson

                  1 copy to:                The Provident Bank
                                            One East Fourth Street
                                            Cincinnati, Ohio 45202
                                            Attention:  Mr. Roger Foy

     Further, Borrowers shall cause any guarantor of the Note to provide annual financial statements and such other information as may be requested by Bank to Bank in such form and substance as is satisfactory to Bank;

     (j) maintain lot inventory included within the Land, either fully developed or under development, having a value of at least Five Million Dollars ($5,000,000.00) as computed on a gross retail basis;

     (k) Borrowers and Income Fund will maintain their respective corporate existences, in good standing under the laws of the states of their respective incorporation; and Income Fund shall permit any shares of stock of the Borrowers to be sold, transferred, pledged, assigned, encumbered or otherwise alienated; and

     (l) Income Fund shall cause Orlando Lake Forest Joint Venture to remit fifty percent (50%) of the net sales proceeds realized by such Joint Venture from sales of lots in the Orlando Lake Forest Project to Bank following payment in full by such Joint Venture to Bank of America, as described in Section 6.1(s) hereof.

     In addition, Borrowers shall not:

     (m) permit control of the Fawn Lake Homeowner's Association to be transferred from Borrowers; or

     (n) permit NTS/Virginia's Class B membership in the Fawn Lake Homeowner's Association to be converted to Class A membership in the Fawn Lake Homeowner's Association; or

     (o) mortgage, pledge, transfer, assign, or otherwise encumber any portion of the "common areas" and/or "Club Facilities" of the Fawn Lake Project, except for transfers from NTS/Virginia's to the Fawn Lake Homeowner's Association.

     8. REPRESENTATIONS AND WARRANTIES. Borrowers and Guarantors jointly and severally represent and warrant to Bank that:

     8.1 Corporate Existence of Borrowers; Ownership. NTS/Virginia and Fawn Lake Homeowner's Association each are, and will continue to be during the term of the Loan, corporations organized and validly existing in good standing under the laws of the Commonwealth of Virginia. NTS/Lake Forest II and Lake Forest Homeowner's Association each are, and will continue to be during the term of the Loan, corporations organized and validly existing in good standing under the laws of the Commonwealth of Kentucky. Income Fund is the owner of all issued and outstanding shares of stock of Borrowers.

     8.2 Corporate Existence of Income Fund. Income Fund is, and will continue to be during the term of the Loan, a corporation organized and validly existing by virtue of the laws of the State of Delaware.

     8.3 Authorization and Execution. Borrowers and Income Fund have taken all necessary action to authorize the execution and delivery of the Loan Documents, and none of the provisions of the Loan Documents contravenes or is in conflict with Borrowers' or Income Funds's organizational documents or any existing indenture or agreement by which either Borrowers or Income Fund or their assets or properties are bound.

     8.4 Enforceability. Each of the Loan Documents constitutes the legal, valid and binding obligation of Borrowers and Guarantors, enforceable in accordance with the terms thereof, except as the same may be limited by bankruptcy, moratorium, insolvency or similar laws affecting the enforcement of creditors' rights generally. Income Fund has obtained any and all approvals (including any SEC approvals) that may be necessary for the enforceability of its Guaranty Agreement and the Stock Pledge Agreement.

     8.5 No Liens. The Land (including the Improvements) is not subject to any mortgage, pledge, security interest, title retention lien or other encumbrance except those matters set forth on the title evidence issued to Bank in connection with the Deed of Trust and Mortgage and interests therein granted to Bank.

     8.6 No Litigation. No litigation or proceeding of any governmental body or any other person, firm or corporation is presently pending or threatened which would have a materially adverse effect upon the financial condition of Borrowers or Guarantors, or affect the title to the Land.

     8.7 Zoning and Permits. The Land is properly zoned for its intended purpose, and prior to commencement of construction of the Improvements, Borrowers shall obtain all necessary permits from federal, state and local governments related to the construction and use of the Improvements, including, but not by way of limitation, all necessary approvals, licenses or permits issued or required by any federal, state or local authority whose jurisdiction involves environmental protection.

     8.8 Plans and Specifications. The Plans and Specifications for the Fawn Lake Country club clubhouse furnished to Bank are true and correct and will not be substantially changed or modified without the prior written consent of Bank.

     8.9 Restrictions on Transfer. Except for the sale by NTS/Virginia to the U.S. Government of a portion of the Fawn Lake Land which has been designated as "historical," and except for the sales of Lots as described in Section 5.17, Borrowers shall not, without the prior written consent of Bank, further mortgage, assign, convey, sell, or otherwise dispose of the Land or any part thereof or transfer any ownership interest in the Project (including all common areas, except that common areas may be conveyed to the Homeowner's Associations from time to time), or the income therefrom, or permit any such action to be taken; notwithstanding the foregoing, Bank agrees that NTS/Lake Forest II shall be permitted to grant Bank a second mortgage on the Lake Forest II Project, to secure a $9,000,000 loan from Bank to NTS/Lake Forest II.

     8.10 Tax Returns. All tax returns and reports of Borrowers required by law to be filed have been duly filed and all taxes, assessments, contributions, fees and other governmental charges (other than those presently payable without penalty or interest and those currently being contested in good faith) upon Borrowers, or their respective properties or assets which are due and payable have been paid.

     8.11 Truthfulness of Statements. None of the financial statements, certificates, or the statements furnished to Bank by or on behalf of Borrowers in connection with the Loan, and none of the representations and warranties in this Agreement, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein or herein not misleading.

     8.12 Utility Services. All utility services necessary for the construction the Improvements and the operation thereof for its intended purpose are available at the boundaries of the Land, including services for water supply, sewer facilities, electricity and telephones, and Borrowers have the right to connect to all utility services without restriction.

     8.13 Access. The Land and Improvements have access to publicly dedicated streets.

     8.14  Environmental Matters.

     (a) There have been no claims, notices, orders or directives based on environmental grounds made or delivered to, pending or served on Borrowers or their agents, or of which Borrowers or their agents after due investigation are aware, issued by a governmental department or agency having jurisdiction over the Project, affecting the Project or any part thereof or requiring any work to be done upon or about the Project or any part thereof, including, but not limited to, clean up orders, except as contemplated under existing permits for the Project; or issued or claimed by any private agency or individual affecting the Project or any part thereof.

     (b) To the best of Borrowers' knowledge, after due investigation, there have not been, and are not now any solid waste, hazardous waste, hazardous substance, toxic substances, toxic chemicals, pollutants or contaminants, underground storage tanks, purposeful dumps, substances, wastes, pollutants or accidental spills in, on or about the Land and Improvements, and to the best of Borrowers' knowledge, after due investigation, no solid waste, hazardous waste, hazardous substances, pollutants, contaminants, wastes or toxic substances have ever been stored on the Project either by Borrowers or by Borrowers' purchasers, lessees, licenses, invitees or predecessors, except as disclosed in the environmental assessment of the Project prepared in connection with the Loan, and except for materials and substances used in the ordinary course of business in accordance with applicable laws, rules and regulations.

     (c) Borrowers agree and covenant that Bank shall not assume any liability or obligation for loss, damage, fines, penalties, claims or duty to cleanup or dispose of wastes or materials on or relating to the Project regardless of any inspections of the Project made by Bank prior to the consummation of this transaction or as a result of any conveyance of title of the Project to Bank by foreclosure, deed in lieu of foreclosure, or otherwise. Borrowers agree to remain fully liable and shall indemnify and hold harmless Bank from any costs, expenses, cleanup costs, waste disposal costs, litigation costs, fees, penalties, including, without limitation, those costs, expenses, penalties and fines within the meaning of the Comprehensive Environmental Response,
Compensation and Liability Act (CERCLA), the Superfund Amendments and Reauthorization Act ("SARA"), The Clean Water Act, The Clean Air Act, The Resource Conservation Recovery Act as amended by the Hazardous and Solid Waste Amendments of 1984, The Safe Drinking Water Act, The Toxic Substances Control Act, The Hazardous Materials Transportation Act, all as amended and other federal, state and local environmental laws, and from other related liabilities, upon the occurrence of a breach of any of Borrowers' foregoing representations and warranties.

     8.15 Purposes of Disbursements. All disbursements pursuant to the terms of this Agreement will be utilized solely in accordance with the provisions hereof, and each disbursement request submitted by Borrowers shall constitute:

     (a) an affirmation that all representations and warranties set forth in this Agreement and the other Loan Documents remain true and correct as of the date thereof and, unless Bank is notified to the contrary prior to the requested disbursement, will be true and correct on the date of such disbursement; and

     (b) a representation and warranty that the information set forth in each such disbursement request is true and accurate.

     8.16  Declaration  and  Common  Areas.   With  respect  to  the  Fawn  Lake
Declaration and Fawn Lake "common areas:"

     (a) NTS/Virginia is the "Declarant" under the Declaration for Fawn Lake dated July 16, 1990, of record in Deed Book 924, Page 131, in the Spotsylvania Recorder's office, as amended (as amended, the "Declaration");

     (b) NTS/Virginia is the Class B member of the Fawn Lake Homeowner's Association;

     (c) NTS/Virginia controls the Fawn Lake Homeowner's Association;

     (d) Fee simple title to the land upon which the golf course, community center, clubhouse, tennis courts and swimming pool are located is vested in NTS/Virginia, and such facilities constitute "Club Facilities" as described in
Section 2.15 of the Declaration;

     (e) As the Declarant under the Declaration, and as the Class B member of the Fawn Lake Homeowner's Association, NTS/Virginia has the sole right to (i) designate, maintain, control and construct all "common areas" of the Fawn Lake Project, (ii) control all aspects of the "Club Facilities," and (iii) assess charges against lot owners in the Fawn Lake Project;

     (f) Pursuant to the Loan Documents, NTS/Virginia assigned all of its right, title and interest as the "Declarant" under the Declaration, and all rights as developer of the Project, to Bank, as collateral security for the Loan;

     (g) Pursuant to the Loan Documents, upon a Default by NTS/Virginia thereunder and exercise by Bank of its rights under the Loan Documents, Bank shall succeed to all rights of NTS/Virginia as the "Declarant" under the Declaration pursuant to Section 3.1(c) of the Declaration and all rights of NTS/Virginia as developer of the Fawn Lake Project, including, but not limited to, the right to maintain, control and construct all "common areas" and "Club Facilities" of the Fawn Lake Project, the right to access charges against lot owners in the Project in accordance with the Declaration, and the right to amend the Declaration to provide that the undeveloped acreage shall be subject to the benefits and duties described in the Declaration; and

     (h) NTS/Virginia is the owner of more than 75% of the lots subject to the Declaration, and so long as NTS/Virginia continues to own at least 75% of the lots subject to the Declaration, NTS/Virginia shall have the sole right to cancel or amend the Declaration pursuant to Section 5.3 of the Declaration.

     9. EVENTS OF DEFAULT. Upon the occurrence of any of the following events of default (each an "Event of Default"):

     9.1 Monetary Default. Failure to pay any installment of interest or principal on the Note within ten (10) days after receipt, whether by U.S. Mail, certified mail or otherwise, of written notice from Bank or its agents to Borrowers ("Written Notice") that such payment is delinquent; provided, however, that Bank shall not be obligated to provide such Written Notice in the event that Borrowers have been delinquent in the past and Bank has previously delivered Written Notice of such delinquency on at least two (2) prior occasions.

     9.2 Nonmonetary Default. The occurrence of any event of default under the Loan Documents other than a payment default as described in Section 9.1 above, and such default shall continue for a period of thirty (30) days after the receipt of Written Notice from Bank to Borrowers of such default; provided, however, that if such default is curable, and if and so long as Borrowers is proceeding with due diligence to cure such default, such period will be extended to sixty (60) days.

     9.3 Breach of Covenant. If any covenant, warranty or representation made by Borrowers in this Agreement or any of the Loan Documents referred to herein is incorrect in any material respect.

     9.4 Cross Default. The occurrence of any event of default in any other obligation of Borrowers to Bank and such default shall continue for a period of thirty (30) days after the receipt of Written Notice from Bank to Borrowers of such default; provided, however, that if such default is curable, and if and so long as Borrowers are proceeding with due diligence to cure such default, such period will be extended to sixty (60) days;

     9.5 Interruption of Construction. If work on the Improvements stops for a period of thirty (30) days (except for stoppages caused by strike, lockout, labor disputes, fire, unusual delay in transportation, unavoidable casualty, weather and acts of God, or any other event not within Borrowers' control) or is not proceeding in a manner reasonably satisfactory to Bank or its representatives.

     9.6 Bankruptcy. If Borrowers make any assignment for the benefit of creditors, files or has filed against Borrowers any proceedings under the bankruptcy law, or if a receiver is appointed for the assets of Borrowers.

     9.7 Death of Nichols. If Nichols shall die, and one of the following shall not have occurred within one hundred twenty (120) days following the death of
Nichols:  (i) the Estate of Nichols  shall  execute  and  deliver a  replacement
Guaranty Agreement in favor of Bank in an amount of at least Nine Million Dollars ($9,000,000.00); or (ii) Borrowers shall pledge such additional collateral to Bank as is acceptable to Bank, acting in its sole discretion; or
(iii) Borrowers shall reduce the outstanding principal balance of the Loan by Nine Million Dollars ($9,000,000.00), and borrowers agree that they shall not be entitled to reborrow such amount; or (iv) Borrowers shall provide a replacement Guaranty Agreement acceptable to Bank in its reasonable discretion; and in any of the foregoing events, the obligation of Bank to make any further advances under this Agreement shall immediately terminate, and the outstanding principal of the Note, together with interest accrued and unpaid thereon, shall become immediately due and payable without notice or demand, except as provided above, and Bank may take such action as it may deem appropriate to enforce payment of the outstanding principal and/or interest due on the Note and apply any part of any funds then in its hands to the payment of the Note; and Bank may, at its election, proceed to complete the construction of the Improvements, if applicable, using the unexpended proceeds of the Loan, and to that end, may employ such contractors, agents and employees as it deems appropriate. Any such action by Bank shall not relieve Borrowers of their responsibility to furnish any additional funds needed to complete the Improvements. Upon the occurrence of an Event of Default, Borrowers irrevocably constitute and appoint Bank to be its true and lawful attorney for it and in its name, and to sign any and all requisitions for disbursement of the Loan, as Bank in its sole discretion reasonably exercised making necessary and proper to secure the continuance and completion of the Improvements, according to the terms of this Agreement, and to pay all sums necessary in connection therewith, all of which disbursements and sums shall be considered a part of the Loan made by Bank to Borrowers under this Agreement and shall be subject to the terms of the Note and secured by the Security Documents. For purposes of this Section 9, Bank, and any contractor authorized or employed by it, is hereby irrevocably authorized and empowered to enter into and upon the Land and Improvements and take charge thereof, together with, all the materials and appliances, and to proceed with the construction of the Improvements, with such changes, alterations, additions or modifications as may reasonably be deemed necessary or expedient by Bank, and do whatsoever in the sole judgment of Bank it shall reasonably deem necessary to be to complete the construction of the Improvements.

     10. PARTIAL RELEASE. Bank agrees that upon written request from Borrowers, Bank will release any lot in the Projects from the lien of the Deed of Trust, the Mortgage, and Security Documents upon receipt of the amount set forth in
Section 5.17 hereof, and, in the case of partial releases of portions of the Projects other than developed lots, in the amount set forth as Minimum Release Price on Exhibit E attached hereto and made a part hereof.

     11. MISCELLANEOUS.

     11.1 Delivery of Materials. All materials delivered upon the Land for the purpose of being incorporated in the work shall be free of any security interest and shall be considered to be annexed thereto and to have become a part thereof, and shall be subject, as against Borrowers and all parties acting or claiming under them, to the rights of Bank under this Agreement and under the Security Documents.

     11.2 No Waiver; Cumulative Remedies. No failure by Bank to exercise and no delay by it in exercising any right, power or privilege hereunder shall preclude any other further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

     11.3 Construction. The Loan Documents and the rights and obligations of the parties hereto thereunder, shall be construed in accordance with the laws of the State of Ohio; provided, however, that to the extent required by law, matters pertaining to the enforcement of the Security Documents shall be governed by the laws of the Commonwealths of Virginia and Kentucky, respectively.

     11.4 Survival of Agreements. All agreements, representations and warranties made in this Agreement shall survive the making of the advances hereunder.

     11.5 Successors. This Agreement shall be binding upon and inure to the benefit of Borrowers and Bank and to their respective successors and assigns. Borrowers shall not have the right to assign this Agreement or any rights hereunder without the prior written consent of Bank.

     11.6 Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original.

     11.7 Cost of Loan. Borrowers shall pay all the reasonable costs incurred by Bank in the making of the Loan and the administration thereof, including title examination and title insurance fee, including all title examination update fees necessary in connection with the title policy issued hereunder, appraisal fees, survey fees, inspection fees, and reasonable attorney's fees, and shall have the right to automatically charge the UBA to pay such fees and expenses.

     11.8 Guaranty. Guarantors hereby, jointly and severally, personally and unconditionally guaranty each and every covenant, agreement, warranty, representation and obligation of Borrowers under this Agreement, the Note, the Security Documents, and the other instruments referred to herein or related hereto, and consent to all of the terms hereof and thereof and hereby waive all suretyship and guarantors' defenses generally. This is a guaranty of payment and not of collection. All obligations of Borrowers and Guarantors under this Agreement shall be joint and several, and also all obligations hereunder of Guarantors are joint and several. The liability of Guarantors hereunder and in connection herewith shall not in any way be diminished, released, voided or adversely affected as a result of the invalidity of this Agreement, any or all of the Security Documents, the Note, or any other Loan Documents and/or any or all security for the Note and/or the modification or termination of this Agreement or any other Loan Document and/or the release of any or all security for any or all of the Indebtedness or as a result of Bank's not requiring any or all of the Security Documents to be executed or properly perfected and filed or as a result of any defect in the lien of Bank on any or all of the collateral for the Note even if through the fault or negligence of Bank. Guarantors acknowledge that Bank may perfect its security interest and/or lien on some, but not all, of the collateral described in the Security Documents, and may or may not, at its sole option, require any or all of the Security Documents referred to herein to be executed and delivered. Guarantors hereby waive any and all claims and defenses arising out of, or in any way related to, such failure on the part of Bank to perfect its security interest in, and/or lien on, all, or any portion, of such collateral and/or Bank not requiring any or all of the Security Documents. This guaranty is supplemented by two separate Guaranty Agreements of even date with this Agreement executed by Guarantors in favor of Bank.

     Notwithstanding the foregoing or anything contained herein to the contrary, the total maximum aggregate liability of Nichols hereunder and pursuant to the Loan shall not exceed fifty percent (50%) of the outstanding principal balance of the Loan at the time of default, plus the applicable pro- rata share of interest and costs pertaining thereto.

     11.9 Notices. All notices, requests, consents, notifications, approvals, waivers, demands and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed delivered to the parties (a) on the date of personal delivery or transmission by facsimile transmission, (b) on the first business day following the date of delivery to a nationally recognized overnight courier service, or (d) or the third business day following the date of deposit in the United States Mail, postage prepaid, by certified mail, in each case, addressed as follows, or to such other address as any party may designate by notice to the others in accordance herewith:

If to Bank:                                   The Provident Bank
                                              Attn: Mr. Brent Johnson
                                              Three East Fourth Street
                                              Cincinnati, OH   45202
                                              513-579-2003
                                              513-579-2398 fax

With a copy (which                            Tandy C. Patrick, Esq.
shall not constitute                          Greenebaum Doll & McDonald PLLC
notice) to:                                   3300 National City Tower
                                              101 South Fifth Street
                                              Louisville, Kentucky 40202-3197
                                              502-587-3512
                                              502-540-2114 fax

If to Borrowers and/or                        NTS Development Company
Guarantors:                                   Attn: Legal Department
                                              10172 Linn Station Road
                                              Louisville, KY  40223
                                              502-426-4800
                                              502-429-9840 or 502-426-4994 fax

With a copy (which                            Frost Brown Todd LLP
shall not constitute                          Attn: Timothy W. Martin, Esq.
notice) to:                                   3200 Aegon Center
                                              400 West Market Street
                                              Louisville, Kentucky 40202-3363
                                              502-589-5400
                                              502-581-1087 fax

                                              [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

                             NTS/VIRGINIA DEVELOPMENT COMPANY

                             By: /s/ Neil A. Mitchell
                                 -----------------------------------------------
                             Title: Vice President



                             NTS/LAKE FOREST II RESIDENTIAL
                             CORPORATION

                             By: /s/ Neil A. Mitchell
                                 -----------------------------------------------
                             Title: Vice President

                                               ("Borrowers")

                             THE PROVIDENT BANK

                             By: /s/ Brent Johnson
                                 -----------------------------------------------
                             Title: Vice President

                                                  ("Bank")


                             /s/ J.D. Nichols
                             ---------------------------------------------------
                             J.D. NICHOLS


                             NTS MORTGAGE INCOME FUND

                             By: /s/ Neil A. Mitchell
                                 -----------------------------------------------
                             Title: Secretary/Treasurer

                                               ("Guarantors")

                                LIST OF EXHIBITS

     A  -     Legal Description of Fawn Lake Land

     B  -     Legal Description of Lake Forest II Land

     C  -     Initial Disbursement

     D  -     Cost Budget for Project

     E   -    Minimum Release Price

                                    EXHIBIT A

                       Legal Description of Fawn Lake Land

                                    EXHIBIT B

                    Legal Description of Lake Forest II Land

                                    EXHIBIT C

                              Initial Disbursement

Current balance of existing Provident Bank $10,700,000 Loan:      $10,494,496.93

                            *****     *****     *****
DISBURSEMENTS:

     Payoff Bank of Louisville                                 $5,930,397.55

     Closing Expenses:

         o    Greenebaum Doll & McDonald PLLC:                     11,500.00

         o    Recording fees:

                  Clerk, Spotsylvania County                       14,855.80
                  Clerk, Jefferson County                             165.00

         o Title premium fees:

                  Lawyers Title Insurance Corp. (VA)               15,496.50
                  Lawyers Title Insurance Corp. (KY)                7,350.00

         o    Provident Bank - Loan Fee:
                  (Fawn Lake: 3/4% of each amount drawn;
                   Lake Forest II: 1/4% of each amount drawn)         303.94
                                                                      ------

TOTAL DISBURSED:                                               $5,980,068.79


Total Receipts from Provident Bank:                                $5,980,068.79

                                    EXHIBIT D

                             Cost Budget for Project

See attached "Application and Certificate for Payment, AIA Document G702" and related schedules.

                                    EXHIBIT E

                              Minimum Release Price